Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

$1,500,000,000

3.200% Senior Notes due 2030

3.800% Senior Notes due 2050

April 7, 2020

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 3.200% Senior Notes due 2030 (the “2030 Notes”) and $750,000,000 principal amount of its 3.800% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of December 15, 2009 (the “Base Indenture”), between the Company (f/k/a Dr Pepper Snapple Group, Inc.) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, to be dated as of April 13, 2020 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors in Schedule III hereto (the “Subsidiary Guarantors”) and the Trustee.

The Securities will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by each Subsidiary Guarantor.

The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-233477) as amended by Post-Effective Amendment No. 1 (File No. 333-233506), including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means any preliminary form of the Prospectus, including without limitation, the Time of Sale Prospectus (as defined below).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule IV hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date of reference to any such “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus.” The terms “supplement,” “supplemented,” “amendment,” “amended” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                  Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors jointly and severally represent and warrant to and agree with each of the Underwriters that:

(a)         The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)         (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company and the Subsidiary Guarantors, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) as of its date and the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)         The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)         The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)         The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(f)          Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent the concept of good standing is applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and except as required by applicable law, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than transfer restrictions under applicable securities laws and liens permitted by the debt instruments (each, as amended and supplemented as of the date hereof) of the Company and its subsidiaries described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g)         Each of the Company and the Subsidiary Guarantors has full power and authority to execute and deliver this Agreement, the Securities and the Indenture (including the Guarantees set forth therein) to which it is a party (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)         The Base Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Tenth Supplemental Indenture has been duly authorized by the Company and each Subsidiary Guarantor and, when duly authorized, executed and delivered in accordance with its terms by the Company and the Subsidiary Guarantors, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors, as applicable, subject to the Enforceability Exceptions; the Indenture has been duly qualified by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(i)           The Securities have been duly authorized by the Company and, when executed and delivered by the Company pursuant to the terms of this Agreement, and assuming due authentication thereof by the Trustee, will be duly executed, authenticated, issued and delivered as provided in the Indenture, and when paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each Subsidiary Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding agreements of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)           This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

(k)         Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)           The execution and delivery by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and the performance by the Company and each of the Subsidiary Guarantors of its respective obligations under, the Transaction Documents, as applicable, will not contravene (i) any provision of applicable law, (ii) their respective charters, bylaws or similar organizational documents, (iii) any agreement or other instrument binding upon the Company, the Subsidiary Guarantors or any of the Company’s or Subsidiary Guarantors’ respective subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, except, in the cases of clauses (i), (iii) and (iv) above, as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Subsidiary Guarantors to perform their respective obligations under the Transaction Documents, as applicable. No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company or the Subsidiary Guarantors of their respective obligations under the Transaction Documents, as applicable, except the registration under the Securities Act of the Securities and Guarantees, any required filings under the Exchange Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(m)       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)         There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, any Subsidiary Guarantor or any of their respective subsidiaries is a party or to which any of the properties of the Company, any Subsidiary Guarantor or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Subsidiary Guarantors to perform their respective obligations under the Transaction Documents or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)         Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)         Neither the Company nor any Subsidiary Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds of the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, none of them will be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)         The Company and its subsidiaries possess all licenses, certificates, permits, or other authorizations (“Permits”) issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and have fulfilled all material obligations with respect to such Permits, except where the failure to possess such Permits or perform such obligations would not singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Permit or has any knowledge that any such Permits will not be renewed in the ordinary course, except for such revocations, modifications or renewals as would not singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)          No labor disturbance by or dispute with employees of the Company or its subsidiaries exists or, to the knowledge of the Company, the Subsidiary Guarantors or their respective subsidiaries, is contemplated or threatened, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)          The Company, the Subsidiary Guarantors and each of their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in such notice, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)           There are no costs or liabilities associated with Environmental Laws relating to the Company or any of its subsidiaries which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)         Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus and as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole (i) each employee benefit pension plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title IV of ERISA that is maintained and established by the Company, the Subsidiary Guarantors or any member of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) not waived by the Pension Benefit Guarantee Corporation (“PBGC”) has occurred or is reasonably expected to occur; and (vi) neither the Company or the Subsidiary Guarantors, and to the knowledge of the Company, nor any member of the respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) with respect to the termination of a Plan (or the withdrawal from a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(v)         The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the applicable entity deems are adequate to protect the Company and its subsidiaries and their respective businesses, as applicable; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(w)       There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, except as such have been duly waived.

(x)         (i) None of the Company, the Subsidiary Guarantors or any of their respective subsidiaries, nor any director of the Company or the Subsidiary Guarantors, or, to the Company’s knowledge, any officer, employee, agent, controlled affiliate or other person acting on behalf of the Company, the Subsidiary Guarantors or of any of their respective subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company, the Subsidiary Guarantors and their respective subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(y)         The operations of the Company, the Subsidiary Guarantors and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Subsidiary Guarantors and each of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Subsidiary Guarantors or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)         (i) None of the Company, the Subsidiary Guarantors or any of their respective subsidiaries, or any director or, to the Company’s knowledge, any officer, employee, agent, controlled affiliate or other person acting on behalf of the Company, the Subsidiary Guarantors or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)             the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)              located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)          For the past three years, except as would not result in a violation of Sanctions by any person, the Company and each of its subsidiaries have not knowingly engaged in, and are not now engaged in, and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)      The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects with respect to the Company and its subsidiaries, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb)     Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) the Company and its subsidiaries own or possess the right to use all material patents, patent applications, trademarks, service marks, trade names copyrights, know-how and trade secrets (collectively, “Intellectual Property Rights”) necessary for the conduct of their businesses as currently conducted; (ii) to the knowledge of the Company, conduct of the Company’s, the Subsidiary Guarantors’ and their respective subsidiaries’ businesses, as currently conducted, does not infringe, misappropriate or otherwise conflict with any Intellectual Property of any third party; and (iii) the Company, the Subsidiary Guarantors and their respective subsidiaries have not received any written notice of any claim against the Company, the Subsidiary Guarantors or any of their respective subsidiaries concerning the foregoing.

(cc)      [Reserved]

(dd)     (i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) none of the Company or the Subsidiary Guarantors has received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(ee)      The Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company, the Subsidiary Guarantors and their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ff)        The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which, singly or in the aggregate, has had a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)     The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hh)     Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of (i) the Company and its subsidiaries and (ii) Dr Pepper Snapple Group, Inc. (“DPSG”) and its subsidiaries, delivered its respective reports with respect to such audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and DPSG, as applicable, and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), as applicable, in each case, during the periods covered by such financial statements.

(ii)        The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(jj)        To the Company’s knowledge, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk)     As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ll)        Neither the Company nor any Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.

(mm)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed other than in good faith.

2.                  Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

3.                  Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedules I hereto or at such time on such later date not more than two business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities will be delivered by the Company to the Representatives in the form of global Securities, representing all of the Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company (“DTC”), or its nominee, for credit to the respective accounts of the Underwriters. The Securities shall be registered in such names and in such denominations as the Representatives may request not less than one business day in advance of the Closing Date.

4.                  Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                  Conditions to the Underwriters’ Obligations. The obligation of each Underwriter to purchase and pay for the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)         The Registration Statement became prior to the execution of this Agreement.

(b)         Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission;

(ii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)         The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(b)(i) and 5(b)(ii) above and to the effect that the representations and warranties of the Company and Subsidiary Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Subsidiary Guarantors have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate pursuant to Section 5(c) may rely upon the best of his or her knowledge as to proceedings threatened.

(d)         The Representatives shall have received on the Closing Date (i) an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company and the Subsidiary Guarantors incorporated or formed, as applicable, in the State of Delaware or the State of Texas, dated the Closing Date, in form and substance satisfactory to the Representatives, and (ii) an opinion of McDermott Will & Emery LLP, special tax counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e)         The Representatives shall have received on the Closing Date an opinion of Lowenstein Sandler LLP, outside counsel for the Subsidiary Guarantor formed in the State of New Jersey, dated the Closing Date, in form and substance satisfactory to the Representatives.

(f)          The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

(g)         The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information pertaining to the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)         The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information pertaining to DPSG contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)           The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief financial officer of the Company, in form and substance satisfactory to the Representatives.

(j)           The Securities shall be eligible for clearance and settlement through DTC.

(k)         The Representatives shall have received such other documents as the Representatives may reasonably request with respect to the good standing of the Company and the Subsidiary Guarantors and other matters related to the sale of such Securities and Guarantees.

6.                  Covenants of the Company. The Company and each of the Subsidiary Guarantors jointly and severally covenant with each Underwriter as follows:

(a)         To furnish to the Representatives, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)         Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)         To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)         Not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(f)          If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)         If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)         To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)           To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, provided that the Company will be deemed to have complied with such requirement by filing such earnings statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system).

(j)           During the period beginning on the date hereof and continuing to and including the Closing Date, the Company and the Subsidiary Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Subsidiary Guarantors, as applicable, and having a tenor of more than one year.

7.                  Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities and Guarantees under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $30,000 in the aggregate), (v) the cost of printing certificates representing the global notes, (vi) any fees charged by rating agencies for rating the Securities; (vii) the costs and charges of the Trustee and any paying agent (including the related reasonable and documented fees and expenses of any counsel to such parties), (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 1012 below, the Underwriters will pay all of its costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any Securities by them and any advertising expenses connected with any offers they may make.

8.                  Covenants of the Underwriters. Each of the Underwriters covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9.                  Indemnity and Contribution. (a) The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonably incurred and documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b)         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, the directors of the Company and the Subsidiary Guarantors, the officers of the Company and Subsidiary Guarantors who sign the Registration Statement and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by the Underwriters through the Representatives consists of the following information in the Prospectus: the information concerning stabilizing transactions, short sales and other information appearing in the sixth and seventh paragraphs under the caption “Underwriting (Conflicts of Interest).”

(c)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; and (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriters and all persons, if any, who control the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriters within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Subsidiary Guarantors, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company and each Subsidiary Guarantor within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for any Underwriters and such control persons and affiliates of such Underwriter, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and the Subsidiary Guarantors, and such directors, officers and control persons of the Company and the Subsidiary Guarantors, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company, on the one hand, to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus, on the other hand. The relative fault of the Company and the Subsidiary Guarantors together on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either the Company or the Subsidiary Guarantors or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)         The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters’ obligations in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Subsidiary Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling the Underwriters or any affiliate of the Underwriters, or by or on behalf of any Subsidiary Guarantor, such Subsidiary Guarantor’s officers or directors or any person controlling any such Subsidiary Guarantor, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.              Defaulting Underwriters.

(a)         If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriters, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Subsidiary Guarantors, except that the Company and the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 7 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Subsidiary Guarantors or any non-defaulting Underwriter for damages caused by its default.

11.              Termination. The Representatives may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.              Effectiveness; Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any Subsidiary Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Subsidiary Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Subsidiary Guarantors, as applicable, will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.              Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)         The Company and the Subsidiary Guarantors each acknowledge that in connection with the offering of the Securities: (i) each Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company or the Subsidiary Guarantors or any other person, (ii) each Underwriter owes the Company and the Subsidiary Guarantors only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Underwriter may have interests that differ from those of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors each waive to the full extent permitted by applicable law any claims it may have against such Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14.              Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of any Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, (fax no. (212) 901-7881), Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax no.: 212-834-6081); if to the Company shall be delivered, mailed or sent to 53 South Avenue, Burlington, Massachusetts 01803, Attention: Chief Legal Officer and General Counsel.

19.              Submission to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection, which it may now or hereafter have, to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

[SIGNATURE PAGES FOLLOW]

Very truly yours, KEURIG DR PEPPER INC.

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Chief Financial Officer

MOTT’S LLP BAI BRANDS LLC By its Sole Member, MOTT’S LLP

By:	/s/ James L. Baldwin
Name:	James L. Baldwin
Title:	Chief Legal Officer, General Counsel & Secretary

SPLASH TRANSPORT, INC.
By:	/s/ Fernando Cortes
Name:	Fernando Cortes
Title:	President

Accepted as of the date hereof BofA Securities, Inc.
By:	/s/ Sandeep Chawla
Name:	Sandeep Chawla
Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Sam Chaffin
Name:	Sam Chaffin
Title:	Vice President

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

For themselves and the other several Underwriters
listed in Schedule II hereto.

Schedule I

TERMs of SECURITIES AND OFFERING

Underwriting Agreement:             dated April 7, 2020

Registration Statement No.:          333-233477 and 333-233506

Time of Sale:         3:10 p.m. (New York City time), on April 7, 2020

Representatives:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Indenture:

Dated as of December 15, 2009 between the Company and the Trustee, as supplemented by a tenth supplemental indenture.

Title of the Securities:

3.200% Senior Notes due 2030 (the “2030 Notes”)

3.800% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”)

Aggregate Principal Amount:

2030 Notes:	$750,000,000
2050 Notes:	$750,000,000

Guarantees:

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by subsidiary guarantors listed in Schedule III

Denominations:

$2,000 and multiples of $1,000 in excess thereof

Price to Public:

2030 Notes:	99.743% of the principal amount, plus accrued interest, if any, from April 13, 2020
2050 Notes:	99.448% of the principal amount, plus accrued interest, if any, from April 13, 2020

Schedule I- 1

Purchase Price by Underwriters:

2030 Notes:	99.293% of the principal amount, plus accrued interest, if any, from April 13, 2020

2050 Notes:	98.573% of the principal amount, plus accrued interest, if any, from April 13, 2020

Maturity:

2030 Notes:	May 1, 2030

2050 Notes:	May 1, 2050

Interest Rate:

2030 Notes:	3.200%

2050 Notes:	3.800%

Interest Payment Dates:

Interest on the Notes will be payable semi-annually in arrears on May 1 and November 1, beginning November 1, 2020

Optional Redemption:

2030 Notes:	At any time prior to February 1, 2030, make-whole call at Treasury + 40 bps

On or after February 1, 2030, par call

2050 Notes:	At any time prior to November 1, 2049, make- whole call at Treasury + 40 bps

On or after November 1, 2049, par call

Sinking Fund Provisions:	None

Closing Date, Time and Location:	April 13, 2020 at 9:30 a.m. (New York City time) at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153

I- 2

Schedule II

Underwriter	Principal Amount of 2030 Notes	Principal Amount of 2050 Notes
BofA Securities, Inc.	$82,500,000	$82,500,000
Goldman Sachs & Co. LLC	82,500,000	82,500,000
J.P. Morgan Securities LLC	82,500,000	82,500,000
BNP Paribas Securities Corp.	82,500,000	82,500,000
Mizuho Securities USA LLC	82,500,000	82,500,000
Morgan Stanley & Co. LLC	82,500,000	82,500,000
SMBC Nikko Securities America, Inc.	82,500,000	82,500,000
SunTrust Robinson Humphrey, Inc.	82,500,000	82,500,000
ABN AMRO Securities (USA) LLC	18,000,000	18,000,000
ICBC Standard Bank Plc	18,000,000	18,000,000
Rabo Securities USA, Inc.	18,000,000	18,000,000
TD Securities (USA) LLC	18,000,000	18,000,000
U.S. Bancorp Investments, Inc.	18,000,000	18,000,000
Total	$750,000,000	$750,000,000

Schedule II- 1

Schedule III

Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction
234DP Aviation, LLC	Delaware
A & W Concentrate Company	Delaware
Bai Brands LLC	New Jersey
Beverages Delaware Inc.	Delaware
DP Beverages Inc.	Delaware
DPS Americas Beverages, LLC	Delaware
DPS Beverages, Inc.	Delaware
DPS Holdings Inc.	Delaware
Dr Pepper/Seven-Up Beverage Sales Company	Texas
Dr Pepper/Seven Up Manufacturing Company	Delaware
Dr Pepper/Seven Up, Inc.	Delaware
Mott’s Delaware LLC	Delaware
Mott’s LLP	Delaware
Nantucket Allserve, LLC	Delaware
Snapple Beverage Corp.	Delaware
Splash Transport, Inc.	Delaware
The American Bottling Company	Delaware

Schedule III- 1

Schedule IV

Time of Sale Prospectus

1.	Preliminary Prospectus Supplement dated April 7, 2020 and Base Prospectus.

2.	Free writing prospectus filed by the Company under Rule 433(d) of the Securities At: Issuer free writing prospectus filed April 7, 2020.

3.	Information contained on Schedule V.

Schedule IV- 1

Schedule V

$1,500,000,000

Keurig Dr Pepper Inc.

$ 750,000,000 3.200% Senior Notes due 2030

$750,000,000 3.800% Senior Notes due 2050

Final Term Sheet

April 7, 2020

Issuer:	Keurig Dr Pepper Inc.
Guarantors:	The Note will be fully and unconditionally guaranteed by the Issuer’s existing and future subsidiaries that guarantee any of its other indebtedness
Security:	3.200% Senior Notes due 2030	3.800% Senior Notes due 2050
Size:	$750,000,000	$750,000,000
Maturity Date:	May 1, 2030	May 1, 2050
Coupon:	3.200%	3.800%
Issue Price:	99.743%	99.448%
Yield to Maturity:	3.230%	3.831%
Benchmark Treasury:	UST 1.500% due February 15, 2030	UST 2.375% due November 15, 2049
Benchmark Treasury Price and Yield:	107-10; 0.730%	125-15; 1.331%
Spread to Benchmark Treasury:	2.500% (250 basis points)	2.500% (250 basis points)
Interest Payment Dates	May 1 and November 1, commencing on November 1, 2020	May 1 and November 1, commencing on November 1, 2020
Optional Redemption:
Make-Whole Call:	T+40 basis points (prior to February 1, 2030)	T+40 basis points (prior to November 1, 2049)
Par Call:	On or after February 1, 2030	On or after November 1, 2049
Trade Date:	April 7, 2020
Settlement Date (T+3):	April 13, 2020
CUSIP / ISIN:	49271VAJ9 / US49271VAJ98	49271VAK6 / US49271VAK61
Denominations/Multiple:	$2,000 x $1,000
Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Co-Managers:	ABN AMRO Securities (USA) LLC ICBC Standard Bank Plc Rabo Securities USA, Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Schedule V- 1

It is expected that delivery of the Notes will be made against payment therefor on or about April 13, 2020 referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the delivery of the Notes should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322 toll-free at (800) 294-1322, by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 or by calling J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

V- 2